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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 10

                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Technology Funding Venture Capital Fund VI, LLC
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             (Exact Name of Registrant as Specified in Its Charter)


Delaware                                                     942843312
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   (State or other Jurisdiction of                           (I.R.S. Employer
   Incorporation or Organization)                            Identification No.)

2000 Alameda de Las Pulgas, Suite 250, San Mateo, CA             94403
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     (Address of Principal Executive Offices)                     (Zip Code)
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Registrant's telephone number, including area code: (415) 354-2200
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Securities to be registered pursuant to Section 12(b) of the Act:


          Title of Each Class                Name of Each Exchange on Which
          to be so Registered                Each Class is to be Registered
          -------------------                ------------------------------

None                                         None
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

Securities to be registered pursuant to Section 12(g) of the Act:

Shares, $100 Stated Value
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                                (Title of Class)


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                                (Title of Class)








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ITEM 1.  BUSINESS

The following information referring to the Registrant's Description of Business is incorporated by reference to Pre-Effective Amendment No. 1 on Form N-2, Registration No. 333-23913, as filed on June 26, 1997, the prospectus of which is attached hereto as Exhibit 99:

Cover Page

Summary of the Offering
           The Fund  p. 4
           Investment Objectives  p. 4
           Co-Investment  p. 4
           Senior Securities; Borrowing  p. 5
           Risks; Conflicts of Interest  p. 5

Suitability Consideration   p. 6

Risk Factors  p. 7

Venture Capital Risks  p. 7

Risks of the Fund  p. 9

Use of Proceeds  p. 15

Business of the Fund  p. 16

Investment Objectives  p. 16

Portfolio Strategy and Policies  p. 16

Management of the Fund  p. 21

Prior Funds  p. 23

Tax Information  p. 29

Fund Status  p. 30

Investment Company Act Regulation  p. 35

Additional Aspects of the Fund  p. 36


ITEM 2.  FINANCIAL INFORMATION

The Fund has not commenced operations and consequently has no financial data to report.








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ITEM 3.  PROPERTIES

The Fund has not commenced operations and has no assets. It is anticipated that the Fund's principal assets following commencement will be securities.


ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

The Fund has no shares outstanding as of June 26, 1997. It is anticipated that, upon commencement of operations, the Investment Managers will, collectively, purchase one percent of the outstanding securities. The Investment Managers intend to own one percent of the outstanding securities of the Fund throughout the term of the Fund.


ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS

The following information referring to the Registrant's Directors and Executive
Officers is incorporated by reference to Pre-Effective Amendment No. 1 on Form
N-2, Registration No. 333-23913, as filed on June 26, 1997, the prospectus of which is attached hereto as Exhibit 99:

Summary of the Offering  p.4
           Management  p. 5

Venture Capital Risks  p.7
           Personnel  p. 8
           Management p. 8

Management of the Fund  p. 21
           The Investment Managers  p. 21
           The Fund Directors p. 22
           Key Personnel of the Investment Managers  p. 22

Additional Aspects of the Fund  p.36
           The Directors  p. 37
           Withdrawal & Removal of the Investment Managers  p. 37
           Incapacity of the Investment Managers  p. 38


ITEM 6.  EXECUTIVE COMPENSATION

The following information referring to the Registrant's Executive Compensation is incorporated by reference to Pre-Effective Amendment No. 1 on Form N-2, Registration No. 333-23913, as filed on June 26, 1997, the prospectus of which is attached hereto as Exhibit 99:

Summary of the Offering  p.4
           Compensation to Investment Managers  p. 5
           Allocation of Profits and Losses  p. 5
           Distributions  p. 6

Compensation of the Investment Managers, Their Affiliates, and the Independent
Directors p. 12

Allocation of Profits and Losses p. 14


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Distributions  p. 14


ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following information referring to the Registrant's Relationships and Related Transactions is incorporated by reference to Pre-Effective Amendment
No. 1 on Form N-2, Registration No.333-23913, as filed on June 26, 1997, the prospectus of which is attached hereto as Exhibit 99:

Conflicts of Interest p.27


ITEM 8.  LEGAL PROCEEDINGS.

There are no material legal proceedings pending against the Fund or the Manager.


ITEM 9.  MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON
EQUITY AND RELATED STOCKHOLDERS MATTERS.

The following information referring to the Market Price of and Dividends on the Registrant's Common Equity and Related Stockholders Matters is incorporated by reference to Pre-Effective Amendment No. 1 on Form N-2, Registration No.
333-23913, as filed on June 26, 1997, the prospectus of which is attached hereto as Exhibit 99:

Summary of the Offering  p.4
           No Trading Market  p. 4
           Allocation of Profits and Losses  p.5
           Distributions  p.6

Risks of the Fund  p.9
           Lack of Liquidity  p.11

Allocation of Profits and Losses  p.14

Distributions  p.14


ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.

Not Applicable.


ITEM 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The following information referring to the Registrant's Description of Securities to be Registered is incorporated by reference to Pre-Effective
Amendment No. 1 on Form N-2, Registration No. 333-23913, as filed on June 26,
1997, the prospectus of which is attached hereto as Exhibit 99:

Cover Page

Summary of the Offering  p.4




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Use of Proceeds  p. 15

Fund Status  p.30


ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The following information referring to the Registrant's Indemnification of Directors and Officers is incorporated by reference to Pre-Effective Amendment
No. 1 on Form N-2, Registration No. 333-23913, as filed on June 26, 1997, the prospectus of which is attached hereto as Exhibit 99:

Indemnification  p. 29

Additional Aspects of the Fund  p.36
           Indemnification and Limitation of Liability of the Investment
               Managers by the Fund  p. 39


ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.
           The Fund has not commenced operations and has no assets or revenues.
Accordingly, no financial statements are included in this Registration
Statement.


ITEM 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE.
           Not Applicable.


ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.


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
           (a)  Financial Statements.
                     None.

           (b)  Exhibits.

                     (2)       N/A

                     (3) Form of Operating Agreement is incorporated by reference to Exhibit A(2) of Pre-Effective
                               Amendment No. 1 on Form N-2, as filed on June
                               26, 1997.

                     (4)       N/A

                     (9)       N/A

                     (10)      a.  Form of Investment Advisory Agreement with
                                   Technology Funding Inc. and Technology Fund
                                   Ltd. is incorporated by reference to Exhibit
                                   G of Pre-Effective Amendment No. 1 on Form
                                   N-2, as filed on June 26, 1997

                               b.  Form of Distribution Agreement with
                                   Technology Funding Securities Corporation is incorporated by reference to Exhibit H of Pre-Effective Amendment No. 1 on Form N-2, as filed on June 26, 1997.

                     (11)      N/A

                     (12)      N/A

                     (16)      N/A

                     (21)      N/A




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                     (24)      N/A

                     (27)      N/A

                     (99) The Fund's prospectus, included in Pre-Effective Amendment No. 1 on Form N-2, Registration No. 333-23913, as filed on June 26, 1997 is filed herewith.



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                                   SIGNATURES
           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                              Technology Funding Venture Capital Fund VI, LLC
                              -----------------------------------------------
                                            (Registrant)

Date:  June 24, 1997                     By:  /s/ Gregory T. George
    -------------------------            ---------------------------------
                                         Name:   Gregory T. George
                                         Title:  Director